News Release
FOR IMMEDIATE RELEASE

Terex Corporation Announces First Quarter 2016
Financial Results Conference Call

Westport, CT, April 14, 2016 - Terex Corporation (NYSE:TEX) will host a one-hour conference call to review its first quarter 2016 financial results on Wednesday, April 27, 2016 at 8:30 a.m. ET. John L. Garrison, Jr., President and Chief Executive Officer, will lead the call. The Company will release its financial results prior to the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

Contact Information:
Susan Kozlowski
Phone: 203-341-7381
Email: susan.kozlowski@terex.com

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com